                                                                     EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

                                                                                    State or Other
                                                                                     Jurisdiction
                                                               Percentage of       of Incorporation
        Parent                          Subsidiary               Ownership           of Subsidiary
- --------------------------       -------------------------     -------------       -----------------
Beal Financial Corporation       Beal Banc Holding Company         100%            Delaware
Beal Financial Corporation       Beal Delaware Corp.               100%            Delaware
Beal Financial Corporaiton       380 Investors, Inc.               100%            Texas
Beal Banc Company                Beal Bank, SSB                    100%            Texas
Beal Bank, SSB                   Beal Mortgage, Inc.               100%            Texas
Beal Bank, SSB                   Loan Acceptance Corp.             100%            Texas
Beal Bank, SSB                   Property Acceptance Corp.         100%            Texas
Beal Bank, SSB                   BRE, Inc.                         100%            Texas
Beal Bank, SSB                   Bre-N, Inc.                       100%            Texas
Beal Bank, SSB                   Beal Properties, Inc.             100%            Texas
Beal Bank, SSB                   Foreign Lending Corp.             100%            Texas
Beal Bank, SSB                   Beal Affordable Housing, Inc.     100%            Texas
Beal Delaware Corp.              Beal Business Trust               100%            Delaware
Beal Affordable Housing, Inc.    Hebron Trail, Ltd. (1)             99%            Texas
Beal Affordable Housing, Inc.    Lewisville Manor, Ltd. (1)         99%            Texas
Beal Affordable Housing, Inc.    Valley River Trail, Ltd. (1)       99%            Texas

- --------------------
(1) Beal Affordable Housing, Inc. is a 98% limited partner and Beal Mortgage, Inc. is a 1% general partner in these entities.